                                                                     EXHIBIT 5.1
                           GOODWIN, PROCTER & HOAR LLP
                               Counsellors at Law
                                 Exchange Place
                        Boston, Massachusetts 02109-2881



                                  June 11, 1999



Albany Molecular Research, Inc.
21 Corporate Circle
Albany, New York 12203

         Re:  Registration Statement on Form S-8
              ----------------------------------

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Albany Molecular Research, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to
(i) 1,802,021 shares (the "Option Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), which the Company may issue pursuant to the Albany Molecular Research, Inc. 1998 Stock Option and Incentive Plan (the "Stock Option Plan"), and (ii) 300,000 shares (together with the Option Shares, the "Shares") of Common Stock which the Company may issue pursuant to the Albany Molecular Research, Inc. 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan," and together with the Stock Option Plan, the "Plans").

         As counsel for the Company, we have examined copies of the Plans, the Company's Restated Certificate of Incorporation and Amended and Restated By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the Delaware General Corporation Law.

         Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Shares against payment therefor in accordance with the terms of the Stock Option Plan or the Stock Purchase Plan, as the case may be, the Shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

         The foregoing assumes all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ Goodwin, Procter & Hoar LLP
                                               GOODWIN, PROCTER & HOAR LLP